Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 8 to the Registration Statement and Prospectus on Form S-11 (File No. 333-184677) of our report dated May 2, 2014, relating to our audit of the combined statement of revenues and certain expenses of twelve properties known as the LaSalle II Portfolio for the year ended December 31, 2013, included in the Form 8-K/A Amendment No. 1.

/s/ WeiserMazars LLP

New York, New York

July 24, 2014